EX-99.23(h)(14)

                     AMENDMENT TO TRANSFER AGENCY AGREEMENT
                              JNL VARIABLE FUND LLC


     AMENDMENT made as of this 4th day of October, 2004, by and between JNL Variable Fund LLC, a Delaware limited liability corporation ("the Variable Fund"), and Jackson National Asset Management, LLC, a Michigan limited liability company ("JNAM").

                                   WITNESSETH

     WHEREAS, the Variable Fund and JNAM entered into a Transfer Agency Agreement (the "Agreement") dated January 31, 2001;

     WHEREAS, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate Funds ("Fund") of the Variable Fund and the owners of record thereof; and

     WHEREAS, new funds have been added.

1. Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A dated October 4, 2004, attached hereto.

     IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.

ATTEST:                             JNL VARIABLE FUND LLC


_________________________           By:________________________________
                                        Susan S. Rhee
                                        As Its Vice President, Counsel
                                        and Secretary

ATTEST:                             JACKSON NATIONAL ASSET
                                    MANAGEMENT, LLC

_________________________           By:________________________________
                                        Andrew B. Hopping
                                        As Its President


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                                    EXHIBIT A

                                 OCTOBER 4, 2004


          JNL/Mellon Capital Management The Dow SM 10 Fund
          JNL/Mellon Capital Management The S&P(R) 10 Fund
          JNL/Mellon Capital Management Global 15 Fund
          JNL/Mellon Capital Management 25 Fund
          JNL/Mellon Capital Management Select Small-Cap Fund
          JNL/Mellon Capital Management Nasdaq(R) 15 Fund
          JNL/Mellon Capital Management VIP Fund
          JNL/Mellon Capital Management Value Line(R) 25 Fund
          JNL/Mellon Capital Management JNL 5 Fund
          JNL/Mellon Capital Management Communications Sector Fund
          JNL/Mellon Capital Management Consumer Brands Sector Fund
          JNL/Mellon Capital Management Energy Sector Fund
          JNL/Mellon Capital Management Financial Sector Fund
          JNL/Mellon Capital Management Pharmaceutical & Healthcare Sector Fund JNL/Mellon Capital Management Technology Sector Fund